                                                                    EXHIBIT 10.1

                                      LEASE

                                 by and between

                      NDNE 9/90 200 Crossing Boulevard LLC
                                   or assignee

                                 as Landlord and

                               EPRISE CORPORATION

                                    as Tenant

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
SECTION 1 - Reference Data                                                      1
         Section 1.1       Reference Information .................
         Section 1.2       Exhibits ..............................

SECTION 2 - Premises and Term                                                   5
         Section 2.1       Premises ..............................
         Section 2.2       Term ..................................
         Section 2.3       Appurtenant Rights and Reservations....

SECTION 3 - Commencement Date; Improvements                                     7
         Section 3.1       Commencement Date .....................
         Section 3.2       Construction of Building ..............
         Section 3.3       Preparation of Premises...............
         Section 3.4       Conclusiveness of Landlord's Performance
         Section 3.5       Tenant's Delays........................
         Section 3.6       General Provisions Applicable to ......
                           Construction...........................
         Section 3.7       Construction Representatives...........
         Section 3.8       Changes in Building or Lot.............
         Section 3.9       Tenant's Early Access..................

SECTION 4 - Annual Rent
         Section 4.1      The Annual Rent .......................               11

SECTION 5 - Operating Cost Escalation                                           11
         Section 5.1       Operating Cost Escalation .............
         Section 5.2       Estimated Operating Cost...............
                           Escalation Payments ...................
         Section 5.3       Audit..................... ............

SECTION 6 - Real Estate Tax Escalation                                          15
         Section 6.1       Real Estate Tax Escalation ............
         Section 6.2       Estimated Real Estate Tax Escalation...
                           Payments ..............................

SECTION 7 - Insurance                                                           17
         Section 7.1       Tenant's Insurance ....................
         Section 7.2       Requirements Applicable to Insurance...
                           Policies...............................
         Section 7.3       Waiver of Subrogation .................

SECTION 8 - Landlord's Covenants                                                18
         Section 8.1       Quiet Enjoyment .......................
         Section 8.2       Maintenance and Repair ................
         Section 8.3       Electricity............................
         Section 8.4       HVAC. ..................................
         Section 8.5       Cleaning ...............................
         Section 8.6       Interruptions ..........................

SECTION 9 - Tenant's Covenants                                                  20
         Section 9.1       Use ...................................
         Section 9.2       Repair and Maintenance  ...............
         Section 9.3       Compliance with Law and Insurance
                           Requirements ..........................
         Section 9.4       Tenant's Work..........................
         Section 9.5       Indemnity .............................
         Section 9.6       Landlord's Right to Enter .............
         Section 9.7       Personal Property at Tenant's Risk ....
         Section 9.8       Yield Up ..............................
         Section 9.9       Estoppel Certificate ..................
         Section 9.10      Landlord's Expenses Re Consents .......
         Section 9.11      Rules and Regulations .................
         Section 9.12      Holding Over ..........................
         Section 9.13      Assignment and Subletting .............
         Section 9.14      Overloading and Nuisance ..............
         Section 9.15      Tenant's Financial Statements .........

SECTION 10 - Casualty or Taking                                                 27
         Section 10.1      Abatement of Rent......................
         Section 10.2      Landlord's Right of Termination........
         Section 10.3      Restoration ...........................
         Section 10.4      Award .................................
         Section 10.5      Temporary Taking.................. ....
         Section 10.6      No Liability On Account of Injury
                           To Business, Etc. ....................

SECTION 11 - Default                                                            30
         Section 11.1      Events of Default .....................
         Section 11.2      Remedies ..............................
         Section 11.3      Remedies Cumulative ...................
         Section 11.4      Landlord's Right to Cure Defaults .....
         Section 11.5      Effect of Waivers of Default ..........
         Section 11.6      No Accord and Satisfaction ............
         Section 11.7      Interest on Overdue Sums ..............
         Section 11.8      Costs and Expenses ...................

SECTION 12 - Mortgages                                                          33
         Section 12.1      Rights of Mortgage Holders ............
         Section 12.2      Lease Subordinate......................

SECTION 13 - Miscellaneous Provisions                                           34
         Section 13.1      Notices from One Party to the Other ...
         Section 13.2      Lease Not to be Recorded;..............
                           Notice of Lease .......................
         Section 13.3      Bind and Inure; Limitation of..........
                           Landlord's Liability ..................
         Section 13.4      Acts of God ...........................
         Section 13.5      Landlord's Default ....................
         Section 13.6      Brokerage .............................
         Section 13.7      Miscellaneous .........................
         Section 13.8      Security Deposit ......................
         Section 13.9      Intentionally Omitted..................
         Section 13.10     Leasehold Parking Area.................
         Section 13.11     Hazardous Materials....................
         Section 13.12     Signs .................................

SECTION 14 n Tenant's Early Termination Right                                   41
         Section 14.1      Tenant's Early Termination Right ...

SECTION 15 n Option to Extend                                                   42
         Section 15.1      Option to Extend .....................
         Section 15.2      Extended Term Rent ...................

                                      LEASE


                                    SECTION 1
                                 Reference Data

Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

Date of this Lease:        As of February 22, 2000

Premises:                  That portion (shown as outlined on Exhibit A attached
                           hereto) of the Building on the Lot known as Lot 3 and to be numbered 200 Crossing Boulevard in Framingham, Massachusetts, consisting of approximately 78,280 rentable square feet of the Building which space is comprised of (i) 26,136 rentable square feet on the third (3rd) floor, (ii) 26,072 rentable square feet on the fourth (4th) floor and (iii) 26,072 rentable square feet on the fifth (5th) floor.

Landlord:                  NDNE 9/90 200 Crossing Boulevard LLC or assignee

Address of Landlord:       c/o National Development
                           2310 Washington Street
                           Newton Lower Falls, Massachusetts 02462

Tenant:                    Eprise Corporation

Address of Tenant:         1671 Worcester Road
                           Framingham, Massachusetts  01701

Landlord's Construction Representative:   Mark L. Paris

Tenant's Construction Representative: Milton A. Alpern

Additional Rent: Any sum or payment designated under this Lease as constituting "Additional Rent" including, without limitation, payments by Tenant on account of (i) Operating Cost Escalation under Section 5 and (ii) Real Estate Tax Escalation under Section 6.

Affiliate: Any corporation or business entity controlled by, controlling or under common control with Tenant. For this purpose, "control" shall mean direct or indirect beneficial ownership of 50% or more of the voting stock of, or a 50% or greater interest in the income of such corporation or other business entity or such other relationship as in fact constitutes actual control.

Annual Base Operating Costs: An amount equal to Landlord's Operating Costs for the Property during the calendar year January 1, 2001 through December 31, 2001.

Annual Base Real Estate Taxes: An amount equal to the Real Estate Taxes for the Property applicable to the fiscal tax year July 1, 2001 to June 30, 2002.

Annual Fixed Rent (includes Annual Base Operating Costs and Annual Base Real Estate Taxes):

         Lease Years 1 - 3 inclusive:       $2,113,560.00 per annum,
                                            $176,130.00 per month,
                                            $27.00 per rentable square foot

         Lease Years 4 - 6 inclusive:       $2,250,550.00 per annum,
                                            $187,545.83 per month,
                                            $28.75 per rentable square foot

         Lease Years 7 - 10 inclusive:      $2,407,110.00 per annum,
                                            $200,592.50 per month,
                                            $30.75 per rentable square foot


As used above, the term "Year" or "Lease Year" shall mean the one year period ending on the first anniversary of the Term Commencement Date and each period of like duration thereafter.

Annual Rent: Annual Fixed Rent, Additional Rent and any other charge payable in accordance with the terms and provisions of this Lease.

Anticipated Construction Completion Date:   September 30, 2000

Anticipated Term Commencement Date:  October 1, 2000.

Base Building: The building erected or to be erected on the Lot by Landlord in accordance with Exhibit D attached hereto at such time as Landlord substantially completes "Landlord's Building Construction Work", as defined in Section 3.2.

Broker:  Trammell Crow Company

Building: The building erected or to be erected on the Lot by Landlord and all alterations and additions thereto and replacements thereof as described in Exhibit D.

Business Day: All days except Sundays and legal holidays.

Business Hours: 8:00 a.m. to 6:00 p.m. on all Business Days except Saturdays from 8:00 a.m. to 1:00 p.m.

Commencement Date: As defined in Section 3.1.

Cross Easement: The Cross Easement attached hereto as Exhibit M together with any amendments thereto as are permitted thereunder.

Efficiency Factor: 91.5%.

Entire Leasehold Lot: As defined in Section 6.1 hereof. The Leasehold Lot is part of the Entire Leasehold Lot.

Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

Ground Lease: The Indenture of Lease dated as of August 15, 1980, between the Inhabitants of The Town of Framingham (the "Town"), as landlord, and The First National Bank of Boston (the "Bank of Boston"), as tenant, notice of which is recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 14036, Page 282 (the "Original Ground Lease"). The interest of the Bank of Boston as tenant under the Original Ground Lease was assigned to 9/90 Crossing Associates Limited Partnership ("9/90") pursuant to that certain Lease Assignment dated as of July 29, 1987, and recorded with the Registry in Book 18428, Page 050. The interest of "9/90" as tenant under the Original Ground Lease was further assigned by "9/90" to Rose Holding, Inc. ("Rose") pursuant to that certain Lease Assignment dated as of June 10, 1994, recorded with the Registry in Book 24620, Page 63. The Original Ground Lease was amended by Amendment to Lease dated August, 1996 by and between the Town and Rose. All references herein to the Original Ground Lease shall mean the Original Ground Lease as so assigned and amended. The interest of Rose as tenant under the Ground Lease and under the Original Ground Lease insofar as it relates to Parcel B-2 was assigned to the Landlord hereunder by Assignment and Assumption of Lease and Collateral Agreement with respect to Parcel B-2 dated January 21, 1998, recorded with the Registry in Book 28104, Page 101 from BA Properties, Inc. (successor to Rose) to Landlord. All references in this Lease to the Ground Lease shall mean the Original Ground Lease and any future amendments and any future assignments and, for purposes hereof, the premises thereunder shall be deemed to include only the Leasehold Parking Area and all obligations of Landlord as tenant thereunder related solely to the Leasehold Parking Area.

Landfill Lot: The lot or parcel of land on which the Leasehold Parking Area is located as more particularly set forth in Exhibit H attached hereto.

Landlord's Insurance:
Landlord:                  All risk fire and casualty insurance on
To maintain on Building    a full replacement value basis, exclusive
                           of and Lot footings and foundations.

Leasehold Lot: Parcel B-2 as shown on Exhibit G attached hereto, subject to adjustments in the Lot boundaries from time to time.

Leasehold Parking Area: The areas designated as the Leasehold Parking Area on Exhibit C attached hereto and any alteration or replacement (with any such replacement being in close proximity to the Building) thereof designated by Landlord in writing to Tenant.

Lot or Lots: The lot or parcel of land on which the Building is or will be located as more particularly set forth in Exhibit B attached hereto.

Lot's Allocable Share:  As defined in Section 5.1.

Measurement Method: The Modified New York BOMA Measurement Method 1980, Reaffirmed 1989.

Park: The term "Park" shall mean the land described in Exhibits A-1 and A-2 of the Park Covenants together with other land hereafter added thereto under the Park Covenants and together with the buildings, structures and other improvements as may, from time to time, be constructed thereon, and all of which are referred to in the Park Covenants as "9/90 Crossing".

Park Common Expenses:  As defined in Section 5.1.

Park Common Property:  As defined in Section 5.1.

Park Covenants: The Amended and Restated Covenants, Restrictions, Development Standards and Easements, attached hereto as Exhibit J together with any amendments thereto as are permitted thereunder.

Permitted Uses: General Office (including sales, service, training and demonstrations).

Premises' Square Footage: Approximately 78,280 rentable square feet (to be confirmed by Landlord and Tenant) as determined by the Measurement Method, except as follows: (i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior wall, (ii) measurements to common areas, halls, etc. will be to the center line of the partition, (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area, and (iv) rentable area to be determined by utilizing the following formula:

Rentable Area = Usable Area of Premises
                Efficiency Factor

Property: The Building (including the Premises), the Lot, the Leasehold Lot and the Leasehold Parking Area.

Public Liability Insurance Limit:

Tenant:
Bodily Injury                      Combined single limit of
and Property Damage                $2,000,000, or greater amount as
                                   reasonably required by Landlord
                                   from time to time.

Rentable Square Feet in the Building: Approximately 123,750 rentable square feet as determined by using the Measurement Method, except as follows: (i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior walls, (ii) measurements to common areas, halls, etc. will be to the center line of the partition and (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area.

Security Deposit: $2,113,560.00 (subject to the terms and provisions of Section
13.8 hereof).

Tenant's Proportionate Share: Sixty Three and 26/100ths (63.26%) Percent, subject to Section 2.3 (measurement).

Title Exceptions: The matters set forth on Exhibit K attached hereto and any other rights, easements, encumbrances and reservations which shall not materially interfere with Tenant's rights under this Lease.

Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

         Exhibit A:            Plan of Premises
         Exhibit B:            Lot
         Exhibit C:            Leasehold Parking Area
         Exhibit D:            Base Building Plans and Specifications
         Exhibit E:            Tenant Plans and Specifications

         Exhibit F:            Rules and Regulations
         Exhibit G:            Leasehold Lot
         Exhibit H:            Landfill Lot
         Exhibit I:            Cleaning Specifications
         Exhibit J:            Park Covenants
         Exhibit K:            Title Exceptions
         Exhibit L:            Landlord's Building Standards
         Exhibit M:            Cross Easement

                                    SECTION 2
                                Premises and Term

         Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord subject, in all events, to (i) all rights reserved to Landlord under this Lease, (ii) the Title Exceptions and (iii) the terms and provisions of this Lease. Tenant may use (a) the driveways and walkways located on the Lot and the Leasehold Parking Area only for pedestrian and vehicular ingress and egress to and from the Building and parking areas and other lawful purposes incidental to Tenant's business; (b) the parking areas located on the Lot and the Leasehold Parking Area only for parking purposes and other lawful purposes incidental to Tenant's business. Tenant may use any other landscaped or undeveloped portions of the Lot only for lawful purposes which are incidental to Tenant's business. Tenant shall not alter, or construct any improvements on, the driveways, parking areas, parking spaces, landscaped areas, open areas, entry ways, curb cuts, drainage facilities or utilities located in, on or under the Lot or the Leasehold Parking Area. All rights of Tenant in and to the Lot and the Leasehold Parking Area are subject, in all events, to all of the rights reserved to Landlord under this Lease The Premises are demised to Tenant together with the benefit of the Cross Easement and all other appurtenances and easements including, but not limited to, non-exclusive easements for access and egress and for connection to utilities serving the Premises and other recorded easements now or hereafter appurtenant to the Premises and together with the non-exclusive right to use all parking spaces from time to time located on the Lot and the Leasehold Parking Area.

         Section 2.2. Term. TO HAVE AND TO HOLD for a term beginning on the Commencement Date and ending on the close of the day immediately preceding the tenth (10th) anniversary of the Commencement Date (the "Term") unless sooner terminated as hereinafter provided.

         Section 2.3. Appurtenant Rights and Reservations.

         (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to the rules and regulations from time to time established by Landlord pursuant to this Lease and to the right of Landlord to reasonably designate and change from time to time areas and facilities so to be used provided such changes do not materially affect Tenant's access to or use of the Premises. Tenant and its employees shall also have the non-exclusive right to use, in common with others entitled thereto, such other common areas and facilities in or appurtenant to the Building as Landlord may from time to time designate and provide. Subject to the Title Exceptions and subject to the terms and provisions of this Lease, Tenant shall have the non-exclusive right to use, in common with others entitled thereto, the parking spaces on the Leasehold Parking Area. At Tenant's option, Tenant shall have the right to use up to twelve (12) reserved parking spaces in the covered parking area located on the Property at $100.00 per month per space.

         (b) Excepted and excluded from the Premises are exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, mechanical, freight elevator vestibules and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common with other parts of the Building, but included in the Premises are all entry doors to the Premises and all special installations of Tenant, such as interior stairs, special flues and special air conditioning facilities. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use:
(a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, shafts, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better and (c) to maintain, repair, alter and replace (with any such replacement being in the same proximity to the Building) the Leasehold Parking Area and the parking spaces located thereon. Landlord reserves the exclusive use of all fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, pipes, ducts, conduits, wires and appurtenant fixtures located within the Premises which serve exclusively or in common other parts of the Building.

         (c) Notwithstanding anything to the contrary contained in this Lease, the Premises shall be measured using the Measurement Method, except as follows:
(i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior wall, (ii) measurements to common areas, halls, etc. will be to the center line of the partition, (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area, and (iv) rentable area to be determined by utilizing the following formula:

Rentable Area = Usable Area of Premises
                           Efficiency Factor.

(d) Within thirty (30) days after the completion of the Base Building Plans and Specifications, Landlord shall deliver the same to Tenant for its review and Tenant shall have thirty (30) days to agree or disagree with the measurement of the usable square footage of the Premises by Landlord's architect. If Tenant disagrees with the square footage area shown, then Landlord shall engage an independent third party architect mutually acceptable to the parties to measure the Premises, whose determination of the usable square footage shall be final. Upon Landlord's completion of construction of the Premises, Landlord shall deliver to Tenant an affidavit from Landlord's architect certifying that the Building has been built substantially in accordance with the Base Building Plans and Specifications and the Tenant Plans and Specifications (together, the "Plans") upon which the measurement under the first two sentences of this paragraph was based. If the Premises were not built substantially in accordance with such Plans, then within thirty (30) days after completion of construction of the Premises, Landlord shall provide Tenant with a certification from Landlord's architect as to the usable square footage of the Premises. Tenant shall have thirty (30) days to review such certification. If Tenant is not in agreement with such certification, then the determination shall be made by an independent third party architect mutually acceptable to the parties, whose determination shall be final. The only measurement that either party is entitled to undertake under this paragraph is the amount of usable square footage of the Premises, the Efficiency Factor being agreed upon by the parties. If the Premises Square Footage increases or decreases based upon a remeasurement under this paragraph (d), then Landlord and Tenant shall enter into an amendment to this Lease for the purpose of restating the rentable square feet of the Premises, the Annual Fixed Rent, the Premises Square Footage, the Tenant's Proportionate Share and attaching Exhibit A n Plan of Premises.

                                    SECTION 3
                         Commencement Date; Improvements

         Section 3.1 Commencement Date. Subject to any Force Majeure event or Tenant's Delays, the Commencement Date shall be the later of (i) October 1, 2000 or (ii) the "Substantial Completion Date", as said term is defined in Section 3.3(b) of this Lease. Each of the parties hereto agrees to, upon demand of the other, execute a declaration expressing the Commencement Date as soon as the Commencement Date has been determined.

         Section 3.2   Construction of Building.

         (a) Landlord, at its expense, shall diligently construct the Building substantially in accordance with Exhibit D (as the same may be amended in connection with the permit approval process for the Premises provided that no such amendment affecting the Premises shall be made without the approval of Tenant, which approval shall not be unreasonably withheld or delayed) (the "Landlord's Building Construction Work") and all laws, codes, ordinances and other applicable governmental requirements. Landlord hereby agrees that no change to the Base Building which directly, materially and substantially affects the Premises shall be made to the Base Building without Tenant's approval, which approval shall not be unreasonably withheld or delayed. Landlord's Building Construction Work shall be done in a good and workmanlike manner using first quality materials and shall be accomplished in accordance with the plans and specifications set forth in Exhibit D. Tenant shall respond promptly to all communications from Landlord and shall cooperate with Landlord throughout the construction process. Notwithstanding anything contained in Exhibit D to the contrary, in no event shall Landlord be obligated to perform (or pay for the cost of) the moving or installation of any of Tenant's equipment. Tenant shall pay to Landlord, within ten (10) days of billing therefor, any costs of construction resulting from changes in Exhibit D requested in writing by Tenant, it being understood that such costs shall be equal to the aggregate of (a) the "Cost of the Work", as defined in American Institute of Architects Document A111 (1987 Edition), and (b) Landlord's contractor's overhead and profit in the total amount equal to eight percent (8%) of such cost.

         (b) Landlord shall procure all necessary permits before undertaking Landlord's Building Construction Work; do all of such work in a good and workmanlike manner, employing materials of first quality and complying with all governmental requirements. Landlord shall cause contractors employed by Landlord to carry Workmen's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance covering such contractors on or about the Building.

         Section 3.3 Preparation of the Premises.

         (a) Landlord shall exercise all reasonable efforts to complete the work ("Landlord's Work") necessary to prepare the Premises for Tenant's occupancy pursuant to the Plans and Specifications attached hereto as Exhibit E, and in accordance with Landlord's Building Standards attached hereto as Exhibit L, but Tenant shall have no claim against Landlord for failure to complete Landlord's Work. Tenant hereby approves all matters set forth in Exhibit E. To the extent that the Total Cost of Landlord's Work (as hereafter defined) is increased over and above the cost of the scope of work presently contemplated by Exhibit E due to any change in Exhibit E requested by Tenant and approved by Landlord, Tenant shall pay such excess costs (the "tenant's Share") as an additional charge hereunder within thirty (30) days after Tenant's receipt of Landlord's invoice relating to Tenant's Share. Tenant shall, if requested by Landlord, execute a work letter confirming Tenant's Share prior to the time Landlord shall be required to commence work.

         As used herein, the term "Total Cost of Landlord's Work" shall mean the aggregate cost of all permits, governmental approvals, demolition work, labor, materials, work, alterations and improvements including, without limitation, the Cost of the Work plus a fee of eight percent (8%) of such cost and architectural and engineering fees incurred by Landlord in connection with preparing Exhibit E and construction documents and plans ("Tenant's Plans").

         (b) The Premises shall be deemed "ready for occupancy" on the occurrence of both (i) the first Business Day (the "Substantial Completion Date") as of which Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so called "punch list" items) and (ii) the date that the Town of Framingham Building Department issues a Certificate of Occupancy (temporary or otherwise), and Tenant shall afford Landlord access to the Premises for such purposes. Landlord shall provide Tenant with a schedule of "punch list" items which, subject to Force Majeure or Tenant's Delays, Landlord shall complete within thirty (30) days of the Substantial Completion Date. Landlord will reimburse Tenant from time to time upon ten (10) days prior written notice for all holdover premiums payable by Tenant (i) under that certain Sublease Agreement dated _________________, 1997 by and between Merkert Enterprises, Inc., as sublessor, and Nova Link USA Corporation, as sublessee, relating to 12,399 rentable square feet of premises located at 1671 Worcester Road, Framingham, Massachusetts and (ii) under that certain Sublease dated June 9, 1999 by and between Aquila Biopharmaceuticals, Inc., as sublandlord, and Eprise Corporation, as subtenant, relating to 4,300 rentable square feet of premises located at 175 Crossing Boulevard, Framingham, Massachusetts on account of any holdover by Tenant in such premises because of Landlord's failure to deliver the Premises, subject to the terms and provisions of this Lease, on or before October 1, 2000. Notwithstanding anything to the contrary contained in this Lease, if Landlord has not completed Landlord's Work and delivered the Premises within one hundred eighty (180) days after the Anticipated

Term Commencement Date, then Tenant shall have the right to terminate this Lease by written notice to Landlord.

         Section 3.4 Conclusiveness Of Landlord's Performance. Unless Tenant shall have given Landlord written notice by the end of the twelfth (12th) full calendar month after the Commencement Date of specific respects in which (a) Landlord has not performed Landlord's Work in compliance with the matters set forth in Exhibit E or (b) systems or facilities serving the Premises are not in good working condition, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work.

         Section 3.5 Tenant's Delays.

         (a) If a delay shall occur in the Substantial Completion Date as the result of:

                  (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason; or

                  (ii) any change requested by Tenant (and approved by Landlord) in Exhibit E once approved by Landlord and Tenant; or

                  (iii) any other act or omission of Tenant or its officers, partners, agents, servants or contractors; or

                  (iv) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii) or (iii) of this paragraph and the fitting of such Work back into the schedule;

         then, in any such event, Tenant shall, from time to time and within ten
(10) days after demand therefor, pay to Landlord for each day the Substantial Completion Date is delayed by reason of the delays referred to in clauses (i),
(ii), (iii) and (iv) above, an amount equal to one day of Annual Rent (pro-rated on a daily basis) for each such day of delay.

         (b) The delays referred to in paragraph (a) are herein referred to collectively and individually as "Tenant's Delay". Landlord shall use good faith efforts to give Tenant prompt written notice of any claimed Tenant's Delay.

         (c) If, as a result of Tenant's Delay, the Substantial Completion Date is delayed in the aggregate for more than sixty (60) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the actual and reasonable cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and reasonable legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

         (d) The Anticipated Construction Completion Date shall automatically be extended for the period of any delays caused by Tenant's Delay.

         Section 3.6. General Provisions Applicable to Construction. All construction work required or permitted by this Lease, whether performed by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations, codes and orders of any governmental authority.

         Section 3.7. Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

         Section 3.8. Changes In Building or Lot. Landlord shall have the right, prior to or during construction of the Building, to redesign the Building and/or floors within the Building to the extent made necessary by field conditions, by requirement of any applicable law, by-law, ordinance or municipal authority or otherwise; provided, however, that no such redesign shall relieve Landlord of its obligation to deliver the Premises, or any portion thereof, in accordance with the foregoing provisions of this Section 3 of the Lease and further provided that no such redesign shall be made without the approval of Tenant, which approval shall not be unreasonably withheld or delayed. In the event any such redesign shall be implemented, Landlord shall keep Tenant fully advised as to the changes made to the floor plans attached hereto as Exhibit A and the parties shall enter promptly into an amendment to this Lease reflecting any increase or decrease in the area of the Premises, change in the Annual Rent and the like resulting from any such redesign. Landlord also reserves the right to change its layout, design and plans for the Lot and Leasehold Parking Area and for parking and roadways thereon at any time and to add to or reduce the size of the Lot and the Leasehold Parking Area; provided that no reduction in the size of the Lot may adversely affect the Building or the number of parking spaces made available to Tenant under this Lease or access ways serving the Building.

         Section 3.9. Tenant's Early Access. Subject to the terms, provisions, covenants, agreements and conditions of this Lease, and provided that Landlord has completed the Base Building and the Town of Framingham Building Department has issued a Certificate of Occupancy for the same, Tenant shall be allowed early access for the purpose of installing Tenant's furniture, racking equipment and telecommunications systems at least fifteen (15) days prior to Commencement Date. Any failure by Landlord to provide such early access shall postpone the Commencement Date by one (1) day for each day of delay.

                                    SECTION 4
                                   Annual Rent

         Section 4.1. The Annual Rent. Commencing on the Commencement Date, Tenant shall pay the Annual Rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or end of the Term, at that pro-rated rate payable in advance for such portion, and the Additional Rent in accordance with the terms and provisions of this Lease. In the event that any installment of Annual Rent is not paid within five (5) days after the due date thereof, Tenant shall pay a late charge equal to five (5%) percent of the amount of any Annual Rent payment which is not paid when due. The five (5) day grace period set forth in the immediately preceding sentence shall only apply to the first two (2) instances of failure to pay Annual Rent in any twelve (12) month period, and thereafter, beginning with the third (3rd) such occasion in any twelve month period, the 5% late charge shall be payable immediately without any grace period if Annual Rent payments are not paid when due. Except for the period of any Tenant Delays, Tenant shall receive the first six (6) months' rental abatement on 26,136 rentable square feet on the third floor of the Premises. Notwithstanding the foregoing to the contrary, for each day of any Tenant Delay, Tenant shall pay Annual Rent on a per diem basis for that portion of the Premises located on the fourth (4th) and fifth (5th) floors of the Building and Tenant shall forfeit free rent on a per diem basis for that portion of the Premises located on the third (3rd) floor of the Building.

                                    SECTION 5
                            Operating Cost Escalation

         Section 5.1. Operating Cost Escalation. Tenant shall pay to Landlord, as Additional Rent, Operating Cost Escalation (as defined below) on or before the 30th day following receipt by Tenant of Landlord's Operating Cost Statement (as defined below). After the end of each calendar year during the term and after Lease termination, Landlord shall render a statement ("Landlord's Operating Cost Statement") in reasonable detail and according to usual accounting practices, certified by Landlord, and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs (as defined below). Landlord's Operating Costs shall include, without limitation, premiums for insurance covered by Landlord with respect to the Property; compensation and all customary and reasonable fringe benefits, worker's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the managing, operating, maintaining or cleaning of the Property; water and sewer use charges for the Property; all utility charges not billed directly to tenants by Landlord or the utility; payments to contractors and management companies under service or management contracts (or other costs incurred directly by Landlord or its agents) for operating, managing, cleaning, maintaining and repairing the Property, including, without limitation, management fees (in an amount equal to 2 1/2% of gross revenues derived from the Property), Building cleaning, window cleaning, pest extermination, trash removal, landscaping, snow removal and repair and maintenance to elevators, the HVAC, electric and plumbing systems and parking areas (which payments may be to affiliates of Landlord, provided the same are at reasonable rates), and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining, replacing, repairing of the Building or any portion of the Property; all costs and expenses allocated to the Property under the Cross Easement; all costs and expenses allocated to the Property under the Park Covenants, including, without limitation, the annual amount of the "Lot's Allocable Share", as said term is defined below; the cost of any insurance required to be carried by Landlord under the Ground Lease or which Landlord carries under the Ground Lease; it being agreed that if Landlord shall install a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the annual amortization (determined by Landlord) of the cost thereof, with interest thereon at an annual rate equal to two (2%) percent above the base rate (prime rate) of BankBoston (or any other bank having offices in Boston, Massachusetts chosen by Landlord) from time to time, shall be included in Landlord's Operating Costs.

                  The annual amount of the "Lot's Allocable Share" of the "Park Common Expenses" (as said term is hereinafter defined) is included in Landlord's Operating Costs above. As used herein, the term "Park Common Expenses" shall mean "Common Expenses" as said term is defined in the Park Covenants; provided, however, the term "Park Common Expenses" shall not include any costs relating to the remediation of any hazardous materials on the Lot and the Leasehold Parking Area in connection with closure of the landfill on the Landfill Lot. Landlord shall use diligent efforts to cause the owner of the Park Common Property to maintain and repair the Park Common Property insofar as it services the Premises in good operating condition and repair. As used herein, the term "Park Common Property" shall mean the "Infrastructure Easement Areas" and the "Common Land", as such terms are defined in the Park Covenants. As used in this Lease, the term "Lot's Allocable Share" shall mean a percentage equal to that percentage which is attributable to the Property under the Park Covenants in determining the Property's share of Common Expenses under the Park Covenants.

                  Landlord's Operating Costs shall not include (a) any costs or expenses incurred by Landlord in the construction and development of the Building (including repair of defects in construction and legal expenses for construction or financing); (b) payments of principal, interest or other charges on mortgages; (c) costs of financing or refinancing or costs incurred in connection with any other financing, sale or syndication of the Building; (d) any rent paid on any ground or underlying lease; (e) taxes (other than Real Estate Taxes) imposed on Landlord; (f) costs relating to maintaining Landlord's existence as a limited liability company, corporation, limited partnership or other entity or other corporate overhead of Landlord; (g) costs of leasing other rentable areas in the Building, including advertising, leasing commissions, public relations expenses, and legal expenses related to lease negotiations and enforcement of leases; (h) costs of improvements or alterations to other tenants' space; (i) costs of services or items furnished to other tenants in the Building but not furnished to Tenant hereunder; (j) the incremental additional cost of any work or service performed for any other tenant to a greater extent or in a materially more favorable manner than that furnished to Tenant; (k) any costs to the extent specifically allocable to any retail space; (l) the incremental increases in premiums for insurance required to be carried by Landlord pursuant to this Lease when such increases are caused by any special or hazardous use of the Property by Landlord or other tenants; (m) costs paid directly by individual tenants to suppliers, including tenant electricity and telephone costs; (n) costs incurred by Landlord relating to any violation by Landlord or any other tenant of the terms and conditions of any lease of space to the extent that such costs would not otherwise have been incurred by Landlord but for such breach; (o) the cost of making installations, alterations or replacements to the Building that under generally accepted accounting principles are properly classified as capital expenditures, except to the extent the amortized costs may be charged as set forth above; (p) depreciation; (q) reserves for bad debts or capital improvements; (r) the costs of environmental testing and of complying with applicable federal, state and local laws dealing with the handling, storage and disposal of hazardous materials or substances including, without limitation, assessment and clean-up costs; (s) the cost of installing or subsidizing a parking facility or athletic or recreational club; (t) the cost of any items for which Landlord is reimbursed by insurance, condemnation, refund, rebate or otherwise (which Landlord shall use commercially reasonable efforts to obtain); (u) any expenses for repairs or maintenance to the extent recovered under warranties and guarantees (which Landlord shall use commercially reasonable efforts to enforce); (v) damages, penalties or fines which Landlord is obligated to pay by reason of Landlord's violation of applicable law or failure to comply with its lease obligations; (w) costs required to remedy any noncompliance as of the Commencement Date of the Lease, of the Premises or the common areas of the Building with applicable laws in effect as of such date (including, without limitation, the Americans with Disabilities Act); (x) costs of purchasing paintings or other works of art; (y) chargeable contributions; (z) the cost of any services or materials provided for the maintenance, repair and operation of the Property by any affiliate of Landlord to the extent such costs exceed the costs that would have been paid by Landlord in an arm's length transaction; and (aa) any capital costs related to the roof, foundation and structure of the Building.

         In determining Landlord's Operating Costs, if less than 95% of the Building shall have been occupied by tenants and fully used by them, at any time during the year, Landlord's Operating Costs shall be extrapolated to an amount equal to the like operating expenses that would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period.

         "Operating Cost Escalation" shall be equal to Tenant's Proportionate Share of the excess, if any, of:

         (a) Landlord's Operating Costs for each calendar year as indicated by Landlord's Operating Cost Statement; over

         (b) The Annual Base Operating Costs, all of which shall be adjusted to reflect 100% occupancy.

         Notwithstanding the above calculation, in no event shall Operating Cost Escalation be less than zero.

         Tenant acknowledges that Landlord's formula for sharing of Landlord's Operating Costs stated in this Lease is based on the assumption that Landlord will be providing substantially similar services to all tenants in the Property from year to year. If this assumption is not, in fact, correct, that is, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Landlord's Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed, for purposes of this paragraph, to be adjusted by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant.

         Operating Cost Escalations shall be apportioned for any calendar year in which the Term of this Lease commences or ends. Notwithstanding any other provision of this Section 5.1, if the term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the term, Tenant's last payment to Landlord under this
Section 5.1 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Operating Cost Statement and shall be made on or before the later of (a) 30 days after Landlord delivers such estimate to Tenant, or (b) the last day of the term, with an appropriate payment or refund to be made upon submission of Landlord's Operating Cost Statement.

         Section 5.2. Estimated Operating Cost Escalation Payments. If, with respect to any calendar year or fraction thereof during the Term of this Lease, Landlord reasonably estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as Additional Rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Operating Cost Escalation for the respective calendar year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Operating Cost Statement is delivered to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time during a calendar year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof (which notice shall be accompanied by appropriate documentation supporting such adjustment), the adjusted estimated monthly escalation payment.

         Section 5.3. Audit. Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to Section 5 and Section 6 and upon the written request of Tenant (but not more than once with respect to any Operating Year), Tenant shall be permitted to inspect Landlord's books and records pertaining to Operating Expenses applicable to the Property for such Operating Year. Such inspection shall take place at a mutually agreeable time at the location where such books and records are kept in the greater Boston area by the Landlord in the ordinary course. Tenant shall keep the results of any such inspection strictly confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Tenant may not conduct an inspection or have an audit performed more than once during any Operating Year. Provided Landlord's accounting for Operating Expenses is consistent with the terms of this Lease, Landlord's good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Expenses shall be binding on Tenant in connection with any such audit or inspection. In the event of any dispute between Landlord and Tenant regarding the proper treatment of an accounting item, the dispute shall be resolved, at Tenant's sole cost and expense, by an independent certified public accounting firm mutually acceptable to the parties. Failure of Tenant to provide Landlord with a written request to review such books and records and to commence said review within nine (9) months after receipt of a final statement pursuant to this Section 5.3 with respect to each respective Operating Year shall be deemed a waiver of Tenant's rights hereunder with respect to such Operating Year. If Tenant's audit discloses any error greater than 3% of the total Operating Costs, Landlord shall reimburse Tenant's reasonable audit costs not to exceed $2,500.00. Landlord shall refund any overpayment of Operating Costs within 30 days after the audit is completed.

                                   SECTION 6
                          Real Estate Tax Escalation.

         Section 6.1. Real Estate Tax Escalation. Tenant shall pay to Landlord, as Additional Rent, Real Estate Tax Escalation (as defined below) on or before the thirtieth (30th) day following billing therefor by Landlord.

         As used herein, the term "Real Estate Taxes" shall mean all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof and imposed or levied upon or assessed against the Property or any rent or other sums payable by any tenants or occupants thereof. Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be included as real estate taxes hereunder, provided, however, that Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Property were the only property of Landlord. The term "Real Estate Taxes" shall also mean all real estate taxes and assessments (or any substitute therefor) which are allocated to the Property under the Park Covenants. The term "Real Estate Taxes" shall also mean and include the "Lot's Pro Rata Share" (as said term is hereinafter defined) of all "Ground Lease Taxes" (as said term is hereinafter defined) on the Entire Leasehold Lot. The term Entire Leasehold Lot shall mean the entire Lot B (of which the Leasehold Lot forms a part) as Lot B is shown on that certain plan entitled Subdivision Plan of Land in Framingham, Massachusetts, prepared for Rose Holding, Inc. by Vanasse Hangen Brustlin, Inc., Scale: 1 Inch = 60 Feet, dated June 5, 1996, revised June 13, 1996. As used herein, the term "Ground Lease Taxes" shall mean all Taxes (said term is defined in the Ground Lease) with respect to the Entire Leasehold Lot (of which the Leasehold Lot is a part) as set forth in Article 4 of the Ground Lease. If by reason of the fact that the Town of Framingham is the owner of Entire Leasehold Lot or just the Leasehold Lot, taxes are not assessed, levied, confirmed or imposed on or with respect to the Entire Leasehold Lot or the Leasehold Lot, then for the period between the Commencement Date and the expiration of the term of the Ground Lease, Ground Lease Taxes shall include such amounts ("Alternative Taxes") as the tenant under the Ground Lease would have been obligated to pay with respect to the Entire Leasehold Lot had Landlord, as the tenant under the Ground Lease, been the owner of the Entire Leasehold Lot. If taxes and assessments should ever be assessed against the Leasehold Lot separate and apart from the Entire Leasehold Lot or if the "Alternative Taxes" are separately payable under the Ground Lease with respect only to the Leasehold Lot separate and apart from the Entire Leasehold Lot, then the term "Real Estate Taxes" during such period shall include 100% of such taxes and assessments or Alternative Taxes allocable to the Leasehold Lot. As used herein, the term "Lot's Pro Rata Share" shall mean the quotient derived by dividing the square footage of the Leasehold Lot by the square footage of the Entire Leasehold Lot. At Tenant's request, Landlord shall file and diligently prosecute an abatement of real estate taxes.

         "Real Estate Tax Escalation" shall be equal to Tenant's Proportionate Share of the excess, if any, of:

         (a) Real Estate Taxes for the applicable tax fiscal year occurring during the term; over

         (b) the Annual Base Real Estate Taxes, all of which shall be adjusted to reflect 100% occupancy and assessment.

         Notwithstanding the above calculation, in no event shall Real Estate Tax Escalation be less than zero.

         Notwithstanding any other provision of this Section 6.1, if the Term of this Lease expires or is terminated as of a date other than the last date of a tax fiscal year, then for such fraction of a tax fiscal year at the end of the term, Tenant's last payment to Landlord under this Section 6.1 shall be made to reflect that only a portion of such tax fiscal year falls within the term of this Lease and shall be made within 10 days after Landlord bills Tenant therefor.

         Section 6.2 Estimated Real Estate Escalation Payments. If, with respect to any tax fiscal year or fraction thereof during the term, Landlord reasonably estimates that Tenant shall be obligated to pay Real Estate Tax Escalation, Tenant shall pay, as Additional Rent, on the first day of each month of such tax fiscal year and each ensuing tax fiscal year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Real Estate Tax Escalation for the respective tax fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's delivery of the tax bills for such period to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time during a tax fiscal year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted estimated monthly escalation payment.

                                    SECTION 7
                                    Insurance

         Section 7.1. Tenant's Insurance. Tenant shall, as additional rent, maintain throughout the Term the following insurance:

                  (a) Commercial general liability insurance for any injury to person or property occurring on the Premises, naming as insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1, and, from time to time during the Term, shall be for such higher limits as are reasonably required by Landlord; and

                  (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

         Section 7.2. Requirements Applicable to Insurance Policies. All policies for insurance required under the provisions of Section 7.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

         Section 7.3. Waiver of Subrogation. All insurance which is carried by either party with respect to the Property, the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                                    SECTION 8
                              Landlord's Covenants

         Section 8.1. Quiet Enjoyment. Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof.

         Section 8.2. Maintenance and Repair. Subject to the provisions of
Section 10, Landlord shall maintain the roof, structural supports, foundation and exterior of the Building and all standard plumbing, electrical, mechanical, heating, ventilating and air conditioning systems installed by Landlord (but excluding all special systems installed by Tenant or by Landlord at Tenant's request) in good condition and shall maintain and clean the common areas of the Building and the Lot, the cost of which shall be included in Landlord's Operating Costs.

         Section 8.3. Electricity. Electricity to the Premises shall be separately metered and all utility charges for lights and plugs only shall be paid by Tenant. If in Landlord's reasonable judgment, Tenant's use of electricity in excess of normal office usage (six (6) watts per square foot) shall result in an additional burden on the Building's utility systems or additional cost on account thereof, as the case may be, Tenant shall upon demand reimburse Landlord for all additional costs related thereto. Landlord, at Tenant's expense, shall replace and install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Premises. All such replacements shall be of a type, color and size as shall be designated by Landlord. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements.

         Section 8.4. HVAC. Landlord shall, on Business Days and generally during Business Hours furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one (1) person per 150 square feet of usable floor area. If Tenant shall require air-conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay to Landlord the actual cost of such service as Additional Rent. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the air-conditioning system, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

         Section 8.5. Cleaning. With respect to the common areas of the Building and the Premises, Landlord shall provide nightly cleaning services as more particularly described in Exhibit I attached hereto for said portions of the Building (Mondays through Fridays only) including removal and disposal of usual office trash and refuse.

         Section 8.6. Interruptions.

         (a) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized by this Lease or for repairing the Premises or any portion of the Building or Lot or Leasehold Parking Area. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other obligation to be performed on Landlord's part, by reason of any cause, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to any claim by Tenant that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards. In so doing, Landlord shall make reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         (b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), (ii) such Service Interruption occurs or continues as a result of an involuntary interruption, stoppage or suspension of Essential Services by Landlord or as the result of any circumstance which is subject to the control of Landlord, (iii) such Service Interruption continues for more than fifteen (15) consecutive calendar days after Landlord shall have received notice thereof from Tenant, (which notice shall specifically refer to the provisions of this paragraph) and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Annual Fixed Rent for each day during which such Service Interruption continues provided, further, that if any part of the Premises is reasonably useable for Tenant's operations or if Tenant conducts all or any part of its operations in the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Annual Fixed Rent shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations. If Landlord fails to perform its repair obligations within the timeframes allowed by this Section 8.6 and provided that no Event of Default has occurred under this Lease, Tenant shall have the right to make any necessary repairs and bill Landlord the actual cost of said repairs up to a maximum amount of five percent (5%) of the Annual Fixed Rent for the applicable Lease Year in which said repairs were made. For purposes hereof, the term "Essential Services" shall mean the following services, to the extent that Landlord has agreed to provide any of them to Tenant pursuant to this
Lease: elevator service, heating, air-conditioning, water and electricity. Any abatement of Annual Fixed Rent under this paragraph shall apply only with respect to Annual Fixed Rent allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied.

                                    SECTION 9
                               Tenant's Covenants

         Section 9.1. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

         Section 9.2. Repair and Maintenance. Except as otherwise provided in Sections 8 and 10, Tenant shall keep the Premises, including all plumbing, electrical, heating, air conditioning and other systems therein serving the Premises, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear and fire or other casualty only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises.

         Section 9.3. Compliance with Law and Insurance Requirements. After Landlord's completion of Landlord's Work, Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 and regulations adopted pursuant to said Act.

         Upon twenty four (24) hours telephonic notice to Tenant (except in the case of any emergency), Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements referred to in this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the reasonable cost thereof within thirty (30) days.

         Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any Hazardous Materials maintained on the Premises by Tenant.

         Landlord shall have the right to make such inspections upon reasonable notice during Business Hours as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section and if any of such inspections reveals contamination by Hazardous Materials of the Property as a result of Tenant's operations or actions or the actions of Tenant's agents, contractors or employees, Tenant shall reimburse Landlord for the cost of performing (or contracting for) such inspections.

         In no event shall any activity be conducted by Tenant on the Property which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

         Section 9.4. Tenant's Work. Except for any non-structural alterations which, in each instance cost less than $25,000.00, Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord not to be unreasonably withheld. Any such work so consented to by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive general liability insurance covering such contractors, and naming Landlord and Tenant as additional insureds, on or about the Premises in amounts at least equal to the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

         Section 9.5. Indemnity. Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises unless caused by the negligence or willful misconduct of Landlord or its servants, contractors or agents, (b) violation of this Lease by Tenant, or (c) any wrongful act or other misconduct of Tenant or its agents, contractors, subcontractors, licensees, sublessees or invitees. Landlord shall defend, with counsel reasonably approved by Tenant, all actions against Tenant, any member, partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises unless caused by the negligence or willful misconduct of Tenant or its servants, contractors or agents, (b) violation of this Lease by Landlord, or (c) any wrongful act or other misconduct of Landlord or its agents, contractors, subcontractors, licensees, sublessees or invitees. The indemnities contained in this Section 9.5 shall survive any expiration or earlier termination of this Lease.

         Section 9.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice (except that in emergencies no notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

         Section 9.7. Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

         Section 9.8. Yield Up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant as Landlord may request at the time of Landlord's approval of Tenant's Plans, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant which Landlord shall not request Tenant to remove) broom-clean and in the same good order and repair, normal wear and tear and fire or other casualty excepted in which Tenant is obliged to keep and maintain the Premises under this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.8.

         Section 9.9. Estoppel Certificate. Upon not less than ten (10) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 9.9 may be relied upon by any prospective purchaser or mortgagee of the Building.

         Section 9.10. Landlord's Expenses Re Consents. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder. + Landlord shall reimburse Tenant promptly on demand for all reasonable legal and other expenses incurred by Tenant in connection with all requests by Landlord for consent or approval hereunder.

         Section 9.11. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit F attached hereto and such additional reasonable rules and regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Property. Landlord shall enforce rules and regulations in a nondiscriminatory manner.

         Section 9.12. Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord rent at one hundred fifty (150%) percent the monthly rate specified in Section 1 for the time Tenant thus remains in possession and, in addition thereto, shall pay Landlord for all direct damages (including, without limitation, any direct damages related to Landlord's loss of any tenant, user or occupier) sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

         Section 9.13. Assignment and Subletting.

         (a) Tenant covenants and agrees that, except as otherwise expressly permitted under this Section 9.13, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Any merger, consolidation or other similar reorganization involving Tenant shall be deemed to be an assignment for purposes of this Section 9.13. The foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to a subsidiary wholly-owned by Tenant or to a controlling corporation, the stock of which is wholly-owned by the stockholders of Tenant. Notwithstanding anything to the contrary contained herein, it shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a subsidiary or controlling corporation, that the assignee agree directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. Notwithstanding anything to the contrary contained herein, no assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

         (b) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, whether or not it has consented to any such assignment, subletting or occupancy, at any time and from time to time, following any Event of Default under this Lease, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any breach under this Lease, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting nor shall any such consent release, diminish or impair Tenant's continuing primary liability for performance of this Lease. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect the Permitted Uses.

         (c) In connection with any request by Tenant for consent to assignment or subletting, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed subletting is to be made. If the request is to sublet ninety (90%) or more of the Premises, upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within thirty (30) days after its receipt from Tenant of such request and information, to cancel or terminate this Lease with respect to such portion as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Annual Fixed Rent and Additional Rent shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

         If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 9.13 of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in
Section 9.13 of this Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises without the prior written consent of Landlord, which consent shall be in Landlord's sole and absolute discretion. In any case where Landlord consents to an assignment or a subletting, Landlord shall be entitled to receive 50% of any Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in excess of Annual Fixed Rent and Additional Rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith) after deducting all sublease costs (including, without limitation, all brokerage commissions, tenant improvement costs, tenant improvement allowances, concessions and reasonable legal fees). Notwithstanding anything to the contrary contained herein, termination of this Lease shall terminate all rights of Tenant to share in or receive any Subleasing Overages and Landlord, alone, shall be entitled to receive and retain one hundred (100%) percent of all such Overages, sublease rents and other payments.

         Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of this Section 9.13 and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Section 9.13. In no event shall the Tenant hereunder be released from its liability under this Lease.

         If Tenant desires to sublease any portion of the Premises to any existing tenant of Landlord in the Park and Landlord does not have any available, competing space in the Park which would satisfy the requirements of Tenant's proposed sublease, then, provided that Tenant has submitted to Landlord the information required under the first sentence of subparagraph (c) above in connection with the proposed sublease, Landlord shall not unreasonably withhold its consent to any such proposed sublease.

         After the earlier to occur of (i) May 1, 2001 or (ii) the date on which Landlord has no competitive space available for lease in the Building provided that no Event of Default has occurred under this Lease and, further provided, that Tenant complies with the terms and provisions of this Section 9.13, Tenant shall be free to sublease any or all of the Premises. Prior to the earlier to occur of (i) May 1, 2001 or (ii) the date on which Landlord leases up any available space in the Building, any sublease by Tenant shall be subject to the terms and provisions of this Lease and shall be limited to a term of three (3) years or less, including any option(s) to extend. Landlord shall be entitled to receive fifty (50%) percent of any profits arising from any sublease equally after deducting all of Tenant's reasonable costs associated with any such sublease.

                  Provided that no Event of Default has occurred under this Lease, Landlord agrees that it will consent to an assignment of this Lease (i) by operation of law as a result of the merger or consolidation of Tenant into an entity which, after giving effect to such merger and consolidation, has a net worth (computed in accordance with generally accepted accounting principles) and financial condition at least equal to the net worth (computed in accordance with generally accepted accounting principles) and financial condition of Tenant immediately prior to such merger or consolidation, but in no event less than $20,000,000.00 and (ii) to any entity which simultaneously therewith acquires all of the assets of Tenant for the purpose of continuing Tenant's business as a going concern engaged in the business that is being conducted on the Premises by Tenant immediately prior to such acquisition and which has a net worth (computed in accordance with generally accepted accounting principles) and financial condition which, after giving effect to such acquisition, is at least equal to the net worth (computed in accordance with generally accepted accounting principles) and financial condition of Tenant immediately prior to such acquisition, but in no event less than $20,000,000.00, provided that any such assignee (whether by merger, consolidation or assignment) first assumes in full the obligations of Tenant under this Lease. It shall be a condition of the validity of any assignment that the assignee agree directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment or subletting, except pursuant to the terms, provisions and conditions of this Section 9.13. No assignment shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

A transfer or assignment of 49% (computed on a cumulative, aggregate basis) or more of the stock, equity or other indicia of ownership of Tenant (excluding any transfers made in connection with any so called "initial public offering" or made on any nationally recognized stock exchange or over-the-counter market) shall be deemed to constitute an assignment and Landlord agrees that it will consent to such an assignment provided that the following conditions are satisfied: (i) no Event of Default has occurred under this Lease and (ii) the Tenant has a net worth (computed in accordance with generally accepted accounting principles) and financial condition at least equal to the net worth (computed in accordance with generally accepted accounting principles) and financial condition of Tenant immediately prior to such assignment. No assignment shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

Notwithstanding anything to the contrary contained herein, Tenant shall reimburse Landlord for all reasonable costs and expenses including, without limitation, reasonable attorneys' fees sustained or incurred by Landlord in connection with any request by Tenant for Landlord's consent to any assignment or subletting.

         Section 9.14. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

         Section 9.15. Tenant's Financial Statements. Upon Landlord's request, Tenant shall promptly provide Landlord with updated, unaudited quarterly financial statements within forty five (45) days after the end of each quarter during Tenant's fiscal year. Tenant shall also provide Landlord on an annual basis with an audited financial statement prepared by an independent, certified public accountant within ninety (90) days after the end of Tenant's fiscal year.

                                   SECTION 10
                               Casualty or Taking

         Section 10.1 Abatement of Rent. If the Premises shall be damaged by fire or casualty or by action of public or other authority in consequence thereof, Annual Fixed Rent and Additional Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Annual Fixed Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

         Section 10.2 Landlord's Right Of Termination. If (a) the Premises or the Building are substantially damaged by fire or other casualty or by action of public or other authority in consequence thereof (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence), or (b) any mortgagee then holding a mortgage on the Property, or on any interest of Landlord therein, should require that insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or (c) a material (greater than 5% of replacement cost of the Building) uninsured fire or other casualty or loss to the Building should occur or (d) if any part of the entire Building or any substantial portion thereof preventing access to the Building is taken by any exercise of the right of eminent domain or should be sold in lieu thereof or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Section 10.3 Restoration. If this Lease shall not be terminated pursuant to Section 10.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds or condemnation awards made available to Landlord therefor. Subject to Force Majeure, if such restoration shall not be substantially completed within six months after the date of the casualty or taking, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period. Provided that no Event of Default has occurred under this Lease, (i) if the entire Premises are taken by any exercise of the right of eminent domain or (ii) if more than thirty three (33%) percent of the Premises are so taken and such taking materially interferes with Tenant's ability to use the Premises for the Permitted Uses, Tenant shall have the right to terminate this Lease by giving written notice to Landlord, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

         Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof other than abatement of rent. Tenant understands that Landlord will not carry insurance of any kind on Tenant's improvements, alterations, furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. If Tenant desires any other or additional repairs for restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

         Section 10.4 Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking by exercise of the power of eminent domain or any sale in lieu thereof or by reason of anything done in pursuance of public or other authority, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any separate condemnation proceedings a claim for the value of any of Tenant's removable property installed in the Premises by Tenant at Tenant's expense and for relocation expenses; provided, that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority and shall be prosecuted in a proceeding separate and apart from Landlord.

         Section 10.5 Temporary Taking. In the event of taking of the Premises or Property or any part thereof for temporary use by the exercise of any governmental power, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under this Lease with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

         Section 10.6 No Liability On Account Of Injury To Business, Etc. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant or resulting in any way from damage from fire or other casualty or the repair thereof and Tenant understands and agrees that Landlord shall in no event be responsible for the repair or replacement of any furniture or furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to the Premises and any alterations or improvements thereto. Upon any expiration or earlier termination of this Lease, any insurance proceeds payable to Landlord not theretofore applied to the cost of restoration shall be paid to Landlord. Tenant acknowledges that the fire and extended coverage insurance carried by Landlord shall not extend to Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant and that Tenant shall be responsible for carrying all risk insurance on all such personal property, trade fixtures, floor coverings, furniture and other property removable by it.

                                   SECTION 11
                                     Default

         Section 11.1. Events of Default.

         If any of the following ("Event of Default") shall occur: (a) Tenant shall default in the performance of any of its obligations to pay the Annual Rent or any other sum payable hereunder and if such default shall continue for ten (10) days after notice from Landlord designating such default;

                  (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such' correction to completion;

                  (c) if any assignment for the benefit of creditors shall be made by Tenant;

                  (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

                  (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within ten (10) days thereafter;

                  (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

                  (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         Section 11.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the fair market rental value of the Premises for the residue of the term. In calculating the rent reserved there shall be included, in addition to the Annual Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Section 11.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

         Section 11.4. Landlord's Right to Cure Defaults. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease unless Tenant is diligently and continuously acting to cure any such default, and whenever Landlord so elects, all costs and expenses incurred by

Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

         Section 11.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

         Section 11.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Rent or any other sum then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

         Section 11.7. Interest on Overdue Sums. If Tenant fails to pay Annual Rent or other sums payable by Tenant to Landlord within ten (10) days of the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to four percent (4%) in excess of the base rate (prime rate) of BankBoston from time to time in effect commencing with the eleventh
(11th) day after the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

         Section 11.8. Costs and Expenses: All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any default of Tenant shall be paid by Tenant. All costs and expense incurred by or on behalf of Tenant (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any default of Landlord shall be paid by Landlord.

                                   SECTION 12
                                    Mortgages

         Section 12.1. Rights of Mortgage Holders. No Annual Rent or any other charge which is paid more than one month prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

         In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

         Section 12.2. Lease Subordinate. At Landlord's election, this Lease shall be subject and subordinate to any mortgage now or hereafter on the Property, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor; provided, however, with respect to any such mortgage hereafter placed on the Property, as a condition to such subordination, Landlord shall deliver to Tenant an agreement on the mortgagee's form, reasonably approved by Tenant, to the effect that, subject to the condition that no Event of Default exists under this Lease, all of Tenant's rights hereunder shall be recognized by the mortgagee. This Section 12.2 shall be self-operative and no further instrument of subordination shall be required. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, subject to the condition that no Event of Default exists under this Lease, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits. Within ninety (90) days of the date of this Lease (the "90 Day Period"), Landlord shall obtain either (i) discharges (the "Discharges") of the fee mortgage and the leasehold mortgage held by Natural MicroSystems Corporation ("NMS") and encumbering the Lot and the Leasehold Lot, respectively or (ii) a subordination, non-disturbance and attornment agreement (the "SNDA") from NMS, which agreement shall be in form reasonably approved by Tenant. If Landlord is unable to obtain the Discharges or the SNDA from NMS within the 90 Day Period, then, following the expiration of the 90 Day Period, Tenant shall have the right to notify Landlord of Tenant's intent to terminate this Lease (the "Tenant's Notice of Intent"). Landlord and Tenant hereby agree that upon Landlord's receipt of the Tenant's Notice of Intent, Landlord shall have thirty (30) calendar days (the "30 Day Period") to continue its efforts to obtain the Discharges or the SNDA from NMS. Tenant's Notice of Intent and any termination of this Lease thereunder shall only be deemed effective on the 30th calendar day following Landlord's receipt of such notice. If Landlord obtains the Discharges or the SNDA from NMS within the 30 Day Period, then Tenant's Notice of Intent and any termination of this Lease thereunder shall automatically be null and void and this Lease shall remain in full force and effect and binding on the parties hereto. If Landlord fails to obtain the Discharges or the SNDA within the 30 Day Period, then Tenant's Notice of Intent shall be deemed effective at 5:00 p.m. on the last day of the 30 Day Period.

                                   SECTION 13
                            Miscellaneous Provisions

         Section 13.1. Notices from One Party to the Other. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be delivered in hand, sent by registered or certified mail, return receipt requested, postage prepaid or sent by an overnight express courier service which provides evidence of delivery or attempted delivery;

                  If intended for Landlord, delivered or addressed to Landlord at the Original Address of Landlord (or to such other address as may from time to time hereafter be designated by Landlord by like notice).

                  If intended for Tenant, delivered or addressed to Tenant at the Original Address of Tenant until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

                  All such notices shall be effective when delivered or tendered for delivery at the address to which the same were sent.

         Section 13.2. Lease Not to be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to both parties.

         Section 13.3. Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Lot shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Lot. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Lot but not upon other assets of Landlord. No individual, member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its members, partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

         Section 13.4. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

         Section 13.5. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

         Section 13.6. Brokerage. Landlord shall pay a brokerage commission to Trammell Crow Company for the brokerage services rendered in connection with this Lease. Tenant and Landlord warrant and represent to the other that neither has had any dealings with any broker or agent in connection with this Lease other than Trammell Crow Company. Tenant and Landlord agree to defend with counsel reasonably approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges which may be asserted against the other as a result of the other's breach of this warranty.

         Section 13.7. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

         Section 13.8. Security Deposit. In order to provide security against any Event of Default, Tenant shall, upon the date of execution of this Lease, furnish Landlord with, and shall maintain in force and effect throughout the Term of this Lease, an irrevocable "clean" Letter of Credit which may provide for multiple draws, reductions and reinstatement of the stated amounts (hereinafter together with any renewal or substitution thereof in accordance with the provisions hereof referred to as "Letter") or cash ("Cash") in an amount equal to the "Applicable Amount" (as said term is hereinafter defined) from time to time required hereunder in the case of a Letter issued by Fleet Bank or a similar financial institution ("Issuer") in the greater Boston, Massachusetts area which is approved and accepted by Landlord (an "Approved Issuer"). Landlord shall notify Tenant of the date of Landlord's construction loan closing at least twenty one (21) days prior to said closing and, upon Tenant's receipt of such notice, Tenant shall have seven (7) days to deliver to Landlord an amendment to the Letter, which shall increase the Applicable Amount to $2,113,560.00 or Cash which shall increase the Applicable Amount to $2,113,560.00 as required by this Section with the actual date of Tenant's delivery of the amended Letter or the additional Cash being herein referred to as the "Delivery Date". Each of the parties hereto agrees to, upon demand of the other, execute a declaration expressing the Delivery Date as soon as the Delivery Date has been determined. Landlord, at its option, shall deliver the Security Deposit to the holder of any first mortgage encumbering the Property and the Security Deposit will be held by the holder of any mortgage encumbering the Property for and during the Term and shall be returned to Tenant, within thirty (30) days after the expiration of the Term of this Lease provided there exists no Event of Default. As used herein, the term "Applicable Amount" shall mean (i) $1,056,780.00 beginning on the date of execution of this Lease by Tenant through the Delivery Date and (ii) $2,113,560.00 beginning on the Delivery Date through the end of the 24th full calendar month immediately following the Commencement Date, (ii) provided that no Event of Default has occurred under this Lease as of the commencement of the third (3rd) lease year of the Term of this Lease, $1,506,780.00 during months 25 through 48 of the Term, and (iii) provided that no Event of Default has occurred under this Lease as of the commencement of the fifth (5th) lease year of the Term of this Lease, $352,260.00 through the end of Lease Year 10 under the initial Term of this Lease. Notwithstanding anything to the contrary contained herein, provided that no Event of Default has occurred under this Lease, if Tenant raises Thirty Million and No/100ths ($30,000,000.00) Dollars or more in a public offering, the Security Deposit shall be held in accordance with the terms and provisions of this Lease pursuant to the following schedule: Lease Year 1: (i) $1,056,780.00 beginning on the date of execution of this Lease by Tenant through the Delivery Date; (ii) $2,113,560.00 beginning on the Delivery Date through the end of the 12th full calendar month immediately following the Commencement Date; (iii) provided that no Event of Default has occurred under this Lease as of the commencement date of the second (2nd) lease year of the Term of this Lease, $1,056,780.00 during the months 13 through 36 of the Term and (iv) provided that no Event of Default has occurred under this Lease as of the commencement of the fourth (4th) lease year of the Term of this Lease, $352,260.00 through the end of Lease Year 10 under the initial Term of this Lease. No Security Deposit shall be required for any extension of the Term.

         If all or any part of the Security Deposit is applied to cure the Event of Default, Tenant shall within thirty (30) days from any request by Landlord restore the Security Deposit to the Applicable Amount.

         The Security Deposit shall be delivered by Landlord to Landlord's successor in interest under the Lease and upon any such delivery and the acknowledgment of such successor that such successor holds the Security Deposit under the terms and conditions of the Lease, Tenant shall release Landlord herein named of any and all liability with respect to the Security Deposit, its application and return.

         The Letter shall be addressed to and for the benefit of the Landlord under this Lease from time to time and be in form and substance satisfactory to Landlord in its reasonable discretion. In the event of any Event of Default by Tenant under this Lease, Landlord may draw upon an amount necessary to cure the Event of Default upon certification by Landlord to the Issuer that Landlord is entitled to apply all or any part of the proceeds of the Letter to the extent required to cure the Event of Default.

         In the event of any Event of Default under this Lease, if Landlord applies any part of the proceeds of the Letter or the Cash to cure any default of Tenant, Tenant shall, upon demand, cause the Letter or the Cash to be replenished and reinstated to the extent of the amount so drawn upon and applied in order that Landlord shall, at all times, have the full Applicable Amount of the Letter or the Cash available for the purposes hereof during the Term of this Lease. The Letter shall, in each instance, and for each year of the Term of this Lease, be in effect and, at Tenant's sole cost and expense, be renewed by Tenant and decreased to the required Applicable Amount in no event later than sixty
(60) days prior to its date of expiration. Tenant's failure to maintain the Letter in force and effect in the Applicable Amounts during the periods of time required hereunder shall, constitute a default under this Lease. If, on or before the thirtieth (30th) day prior to the expiration date of a Letter, Tenant shall have failed to deliver to Landlord an original fully executed renewal or extension of the Letter (or a substitute letter of credit from an Approved Issuer), in each case, having a term of at least one year, Landlord, at its option, may draw down upon the Letter in its entirety in which event Landlord may, in addition to all other rights and remedies which it may have on account of such default, treat all sums drawn under such Letter as a Cash Security Deposit governed by and to be applied and/or retained by Landlord pursuant to the provisions of this paragraph. All references herein to the Letter shall also mean and include all renewals and replacements thereof and all modifications and extensions thereof. Any renewal, extension or substitution of a Letter shall be in form and substance satisfactory to Landlord, in its reasonable discretion, and shall be issued by an Approved Issuer. Landlord will not unreasonably delay or withhold approval of the form of any substitute Letter which is in the same form as that previously approved by Landlord. If the Property is sold and if the purchaser and seller together request in writing that Tenant obtain a modification to a Letter designating the purchaser as the "beneficiary" thereunder in substitution for the then named beneficiary, Tenant agrees to promptly obtain and deliver such amendment to such purchaser at purchaser's sole cost and expense. Tenant hereby agrees that all costs and expenses involved in obtaining and maintaining the Letters contemplated by this paragraph shall be borne solely and exclusively by Tenant.

         Section 13.9. Intentionally Omitted.

         Section 13.10. Leasehold Parking Area. It is expressly understood and agreed by and between Landlord and Tenant that this Lease, as and in to the extent that it grants Tenant the appurtenant right to use the Leasehold Parking Area, is a sublease and is subject and subordinate to the Ground Lease with respect to the Leasehold Parking Area and that no right, power or privilege granted to Tenant hereunder with respect to the Leasehold Parking Area may be exercised or enjoyed by Tenant and no term, covenant or condition of this Lease insofar as it relates to the Leasehold Parking Area benefiting Tenant shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate or be in conflict with any term, covenant or condition of the Ground Lease. Without limiting the generality of the foregoing, it is expressly understood and agreed that all rights of Tenant in and to any eminent domain awards in any way related to the Leasehold Parking Area shall be, and is hereby expressly made, subject and subordinate to the rights of the Landlord under the Ground Lease. The cost of any and all insurance required to be carried by Landlord under the Ground Lease or which Landlord carries in connection with the Ground Lease shall be included in the Landlord's Operating Costs under Section 5.1 of this Lease. From and after the Term Commencement Date and to the maximum extent, this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless the Town of Framingham, as landlord under the Ground Lease (the "Ground Lease Landlord") from and against all claims of whatever nature arising from any negligence or willful misconduct of Tenant, Tenant's contractors, licensees, agents, servants, employees or customers, or anyone claiming by, through or under Tenant so long as Tenant or any occupant claiming under Tenant is in occupancy or is using any part of the entire Leasehold Parking Area where such accident, injury or damage results or is claimed to have resulted from any negligence or willful misconduct on the part of Tenant or Tenant's contractors, licensees, agents, servants, employees or customers or anyone claming by, through or under Tenant. The foregoing indemnity and hold harmless agreement shall include indemnity against all costs and expenses and liabilities incurred in or in connection with any claim or proceeding brought thereon and the defense thereof with counsel acceptable to the Ground Lease Landlord. To the maximum extent, this agreement may be made effective according to law, Tenant agrees to use and occupy the Leasehold Parking Area and any other part of the entire Leasehold Parking Area which the Tenant is permitted to use hereunder at Tenant's own risk and the Ground Lease Landlord shall have no responsibility or liability for any loss or damage to fixtures or other personal property of Tenant or any person claiming by, through or under Tenant.

         Section 13.11. Hazardous Materials. To the best of Landlord's knowledge, there are no Hazardous Materials on the Lot as of the Commencement Date. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises except in compliance with all laws, rules, regulations, ordinances and codes, including, without limitation, the Environmental Laws. Tenant shall not allow the generation, storage, use, disposal or transfer of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use, disposal and transfer of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for those certain chemicals used in the ordinary course of Tenant's business. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

         The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants, invitees, agents or any other person acting under Tenant during the Term of this Lease (or during such term as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by or resulting from its operations, activities or processes during the term of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use best efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

         The Tenant shall indemnify, defend and save harmless the Landlord and its members, officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorney's fees, consultants' fees, litigation costs and clean-up costs asserted against or incurred by the Landlord, its members, officers, directors, shareholders, employees, contractors, servants, invitees representatives or agents at any time by reason of or arising out of (i) any release or threat of release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors or invitees, or (ii) any violation or alleged violation of any

Environmental Laws governing Hazardous Materials where such violation or alleged violation is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors, invitees, or any other person acting under Tenant. The Landlord shall indemnify, defend and save harmless the Tenant and its members, officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorney's fees, consultants' fees, litigation costs and clean-up costs asserted against or incurred by the Tenant, its members, officers, directors, shareholders, employees, contractors, servants, invitees representatives or agents at any time by reason of or arising out of (i) any release or threat of release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release is the result of or alleged to result from the acts or omissions of the Landlord or its agents, servants, employees, contractors or invitees, or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Materials where such violation or alleged violation is the result of or alleged to result from the acts or omissions of the Landlord or its agents, servants, employees, contractors, invitees, or any other person acting under Landlord.

         The indemnities set forth in this Section shall survive expiration or termination of this Lease.

         In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. The Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Materials.

         As used herein, the term "Hazardous Materials" shall mean and include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS
1321) or listed in SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS
6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as
amended and regulations promulgated thereunder, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto, or regulations promulgated thereunder and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

         Section 13.12. Signs. The Building shall be identified as "200 Crossing Boulevard" on a monument sign at the entrance to the Property. Tenant's identification shall be prominently displayed on the Building's directory in the main lobby, at the entry to the Premises and on the exterior monument sign (non-exclusive). Tenant, at its expense, shall have the exclusive right to place a sign on the exterior of the Building and the type, design and location of any such sign shall be subject to Landlord's reasonable approval and in compliance with all laws, rules, regulations, codes and ordinances.

                                   SECTION 14
                        Tenant's Early Termination Right

         Section 14.1. Tenant's Early Termination Right. Subject to the terms and conditions hereafter set FORTH, Tenant shall have the right and option (the "Early Termination Option") to terminate this Lease effective as of the last day of the seventh (7th) Lease Year of the initial Term of this Lease (the "Early Termination Date") provided that each of the "Termination Conditions" (as said term is hereafter defined) are satisfied as and when required by this Section
14.1. As used herein, the term "Termination Conditions" shall mean that (i) Tenant shall provide Landlord with written notice (an "Early Termination Notice") of its exercise of the Early Termination Option not later than the last day of the third (3rd) month of the seventh (7th)Lease Year of the initial Term of this Lease, (ii) simultaneously with the giving of an Early Termination Notice to Landlord, Tenant shall deliver to Landlord the Termination Fee (as said term is hereinafter defined) in good and sufficient funds and (iii) there shall exist no Event of Default which remains uncured at the time of the giving of the Early Termination Notice by Tenant or upon the Early Termination Date. Failure of Tenant to timely exercise the Early Termination Option specifically in accordance with the terms and provisions of this Section 14.1 or any failure of Tenant to comply with any of the Termination Conditions within the time and manner provided herein, time being of the essence, shall be deemed a waiver of the Early Termination Option by Tenant unless Landlord, in its discretion, shall waive any of such conditions in writing. It is agreed and understood that the Early Termination Option may be exercised only once by Tenant and in no event shall the Early Termination Date be other than the last day of the seventh (7th) Lease Year of the initial Term, time being of the essence, of all of the provisions of this Section 14.1. Landlord hereby reserves the right, exercisable by Landlord at any time in its sole and absolute discretion to waive the requirement of compliance with any or all of the Termination Conditions or any other matter contained in this Section 14.1.

         If Tenant shall timely and properly exercise the Early Termination Option, Tenant shall surrender and deliver up the Premises to Landlord on the Early Termination Date as if such date were the date originally specified in this Lease as the last day of the Term of this Lease. As used herein, the term "Termination Fee" shall mean that certain amount equal to six (6) months of Annual Rent payable during the seventh (7th) Lease Year of the initial Term of this Lease.

                                   SECTION 15
                                Option to Extend

         Section 15.1. Tenant's Right. Provided that both at the time of Tenant's giving "Tenant's Notice of Intent" and at the time of commencement of the "Extended Term", as said terms are hereinafter defined, (i) no Event of Default exists and (ii) this Lease is still in full force and effect, Tenant shall have the right which right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Term of this Lease for one extended term (the " Extended Term") of five (5) years. The Extended Term shall commence on the day immediately following the expiration date of the initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of the Extended Term. Not later than twelve (12) months prior to the expiration of the initial Term, Tenant may give Landlord notice (which shall not be binding on Tenant) of Tenant's intent to so extend the Term ("Tenant's Notice of Intent"). From the last day on which Tenant would be entitled to give such notice of intent, Landlord shall have thirty (30) days to advise Tenant of Landlord's then good faith estimate ("Landlord's Determination Notice") of the "Fair Market Rental Value" (as said term is hereinafter defined) of the Premises for the Extended Term. Thereafter, from the day on which Tenant receives Landlord's Determination Notice, if Tenant does not agree with Landlord's Determination Notice, Landlord and Tenant shall negotiate in good faith during the ensuing 30-day period. On or before the expiration of the 30-day negotiation period, Tenant may give Landlord notice ("Tenant's Extension Notice") that Tenant irrevocably elects to extend the Term of this Lease for the Extended Term in question it being agreed that time shall be of the essence with respect to the giving of any such notices. At the time that Tenant gives Tenant's Extension Notice, Tenant shall advise Landlord of whether (i) Tenant accepts the Fair Market Rental Value set forth in Landlord's Determination Notice (or such other figure as Landlord and Tenant may have agreed upon during the negotiation period), or (ii) Tenant disputes such value and elects to have the issue arbitrated as provided below. Failure by Tenant to dispute Landlord's determination of Fair Market Rental Value at the time of Tenant's Extension Notice shall be deemed conclusively to be Tenant's acceptance thereof. The giving of Tenant's Extension Notice shall automatically extend the Term of this Lease for the applicable Extended Term, and no instrument of Renewal need be executed. In the event that Tenant fails to give either Tenant's Notice of Intent or Tenant's Extension Notice to Landlord, the Term of this Lease shall automatically terminate at the end of the initial Term and Tenant shall have no further right or option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except that the Annual Fixed Rent for the Extended Term shall be determined in accordance with section 15.2.

         Section 15.2 Extended Term Rent. (a) The Annual Fixed Rent payable for each twelve (12) month period during the Extended Term shall be the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extended Term. "Fair Market Rental Value" shall be computed as of the beginning of the Extended Term at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed in comparable space and buildings located in the so-called Metro-West Boston area. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) and lease term. If Tenant has disputed the Fair Market Rental Value stated in Landlord's Determination Notice, Tenant shall give to Landlord at the time of the giving of Tenant's Extension Notice, Tenant's then good faith estimate ("Tenant's Determination Notice") of the Fair Market Rental Value of the Premises for the Extended Term. If Landlord and Tenant shall fail to agree upon the Fair Market Rental Value within six (6) months before the first day of the applicable Extended Term, then subject to the provisions of Section (b) below, either party may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Fair Market Rental Value. The arbitrator shall be a real estate appraiser or consultant who shall have at least ten (10) years' continuous experience as a commercial real estate broker or appraiser, and having significant experience with property similar to the Building in the so-called Metro-West Boston area. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section (a), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section (a) shall be final and binding in fixing the Fair Market Rental Value. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

                  (b) In the event that the determination of the Fair Market Rental Value set forth in the Landlord's and Tenant's Determination Notices shall differ by less than five percent (5%) per square foot of Premises rentable area per annum for each year during the Extended Term, then the Fair Market Rental Value shall not be determined by arbitration, but shall instead be set by taking the average of the determination set forth in Landlord's and Tenant's Determination Notices. Only if the determination set forth in Landlord's and Tenant's Determination Notices shall differ by more than 5% per square foot of Premises rentable area per annum for any year during the Extended Term shall the actual determination of Fair Market Rental Value be made by an arbitrator as set forth in Section (a) above.

                  (c) If for any reason the Fair Market Rental Value shall not have been determined prior to the commencement of the Extended Term, then, until the Fair Market Rental Value and accordingly, the Annual Fixed Rent, shall have been finally determined, Tenant shall pay Annual Fixed Rent at the rate quoted by Landlord in Landlord's Determination Notice. Upon final determination of the Fair Market Rental Value, an appropriate adjustment to the Annual Fixed Rent theretofore paid by Tenant during the Extended Term shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall promptly credit or pay, respectively, to the other any overpayment or deficiency, as the case may be, in the payment of Annual Fixed Rent from the commencement of the Extended Term to the date of such final determination.

         WITNESS the execution hereof under seal as of the day and year first above written.


         Landlord:            NDNE 9/90 200 CROSSING BOULEVARD LLC

                              By:      NDNE 9/90, Inc.
                              Its:     Manager



                              By:      /s/ John O'Neill

                              Its:     Executive Vice President




         Tenant:              EPRISE CORPORATION




                              By:      /s/ Milton Alpern

                              Its:     Vice President, Finance and Chief
                                       Financial Officer